Exhibit 10.33

                              THE SOUTHERN COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                              Troutman Sanders LLP

                           600 Peachtree Street, N.E.

                        Suite 5200 Bank of America Plaza

                           Atlanta, Georgia 30308-2216

                                 (404) 885-3000

                   Amended and Restated Effective May 1, 2000

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                              THE SOUTHERN COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                    ARTICLE I - PURPOSE AND ADOPTION OF PLAN

         1.1 Adoption: Southern Company Services, Inc. hereby adopts The Southern Company Supplemental Executive Retirement Plan as amended and restated effective May 1, 2000 (the "Plan"). The Plan was initially established effective January 1, 1997, and was subsequently amended from time to time thereafter. The Plan shall be an unfunded deferred compensation arrangement under which benefits shall be paid solely from the general assets of the Company.

         1.2 Purpose: The Plan provides deferred compensation primarily to a select group of management or highly compensated employees to supplement such employees' accrued benefits under The Southern Company Pension Plan ("Pension Plan"). The supplement under this Plan is generally intended to make up the difference, if any, between each such employee's actual accrued benefit under the Pension Plan and the benefit he would have accrued under such plan if certain incentive pay were included in Earnings when determining Average Monthly Earnings for all methods of calculating Retirement Income under the Pension Plan.

         The Plan, as amended and restated herein, is intended to benefit only employees who complete an Hour of Service on or after May 1, 2000. Any employees or former employees who ceased to participate in the Plan for any reason prior to May 1, 2000 shall be governed by the Plan as in effect on the date their participation ceased.

                            ARTICLE II - DEFINITIONS

          2.1 "Administrative Committee" shall mean the committee referred to in
Section 3.1 hereof.

         2.2 "Affiliated Employer" shall mean any corporation which is a member of the controlled group of corporations of which Southern Company is the common parent corporation which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The Affiliated Employers are set forth in Appendix A to the Plan, as amended from time to time.

         2.3 "Beneficiary" shall mean any person, estate, trust or organization entitled to receive any payment under the Plan upon the death of a Participant.

          2.4 "Board of Directors" shall mean the Board of Directors of the Company.

         2.5 "Change in Control Benefit Plan Determination Policy" shall mean the Change in Control Benefit Plan Determination Policy, as approved by the Southern Board, as it may be amended from time to time in accordance with the provisions therein.

          2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          2.7 "Company" shall mean Southern Company Services, Inc.

          2.8 "Effective Date" of this amendment and restatement shall mean May 1, 2000.

         2.9 "Employee" shall mean any person who is employed by an Affiliated Employer excluding any persons represented by a collective bargaining agent.

         2.10 "Incentive Pay" shall mean all awards earned while an Employee under any annual group incentive plans, as defined in Section 5.2 of the Pension Plan, provided such incentive award was earned on or after January 1, 1994. Alternatively, if it produces a greater benefit to the Participant, Incentive Pay shall mean all awards paid or that would have been paid but for an election to defer such incentive award under The Southern Company Deferred Compensation Plan, under any annual group incentive plan, as defined in Section 5.2 of the Pension Plan, provided such incentive award was paid or deferred on or after January 1, 1995. If a person was formerly represented by a collective bargaining agent with respect to any corporation which is a member of the controlled group of corporations of which Southern Company is the common parent and such person subsequently becomes an Employee, incentive awards described in the preceding sentence shall include awards earned on and after January 1, 1994 while represented by such collective bargaining agent.

         2.11 "Participant" shall mean an Employee or former Employee of an Affiliated Employer who is eligible and participates in the Plan pursuant to Sections 4.1 and 4.2.

         2.12 "Pension Plan" shall mean The Southern Company Pension Plan, as amended from time to time.

         2.13 "Plan" shall mean The Southern Company Supplemental Executive Retirement Plan, as amended from time to time.

         2.14     "Plan Year" shall mean the calendar year.

          2.15 "SERP Benefit" shall mean the benefit described in Section 5.1.

          2.16 "Southern Board" shall mean the board of directors of Southern Company.

         2.17 "Supplemental Pension Benefit" shall mean the pension benefit, if any, that is payable to a Participant under a group and/or individual supplemental benefit plan of an Affiliated Employer (as such term is defined therein).

          2.18 "Trust" shall mean the Southern Company Deferred Compensation Trust.

         Where the context requires, the definitions of all terms set forth in the Pension Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.

                      ARTICLE III - ADMINISTRATION OF PLAN

         3.1 Administrator. The general administration of the Plan shall be placed in the Administrative Committee. The Administrative Committee shall consist of the Senior Vice President, Human Resources of The Southern Company, the Vice President, System Compensation and Benefits of The Southern Company and the Comptroller of The Southern Company or any other position or positions that succeed to the duties of the foregoing positions. Any member may resign or may be removed by the Board of Directors and new members may be appointed by the Board of Directors at such time or times as the Board of Directors in its discretion shall determine. The Administrative Committee shall be chaired by the Senior Vice President, Human Resources of The Southern Company and may select a Secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.

         3.2 Powers. The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. The Administrative Committee shall have the discretionary authority to interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

         3.3      Duties of the Administrative Committee.
                  --------------------------------------

                  (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

                  (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Administrative Committee.

                  (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining adequate Participants' records; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Affiliated Employer; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.

         3.4 Indemnification. The Company shall indemnify the Administrative Committee against any and all claims, losses, damages, expenses and liability arising from an action or failure to act, except when the same is finally judicially determined to be due to gross negligence or willful misconduct. The Company may purchase at its own expense sufficient liability insurance for the Administrative Committee to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties as Administrative Committee. No member of the Administrative Committee shall receive any compensation from the Plan for his service as such.

                            ARTICLE IV - ELIGIBILITY

         4.1 Eligibility Requirements. All Employees who are determined to be eligible to participate in the Plan in accordance with Section 4.2 whose benefits under the Pension Plan are limited by the exclusion of Incentive Pay from Earnings when determining Average Monthly Earnings thereunder (or their spouses, as the case may be) shall be eligible to receive benefits under the Plan provided such Employees are (a) participating in the Plan at the time they terminate from an Affiliated Employer and are retirement eligible or (b) die while in active service while with an Affiliated Employer provided each such Employee's spouse is eligible to receive a survivor benefit under Article VII of the Pension Plan at each eligible Employee's death. Notwithstanding the foregoing sentence, any former Employee who is rehired by an Affiliated Employer on or after January 1, 1997, shall also be required to complete one (1) year of continuous paid service with an Affiliated Employer before being eligible to participate in the Plan.

         4.2 Determination of Eligibility. The Administrative Committee shall determine which Employees are eligible to participate. Upon becoming a Participant, an Employee shall be deemed to have assented to the Plan and to any amendments hereafter adopted. The Administrative Committee shall be authorized to rescind the eligibility of any Participant if necessary to ensure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended.

         If an Employee who was employed by Mirant Corporation (f/k/a Southern Energy, Inc.) ("Mirant") or an affiliate thereof on or after April 2, 2001 is employed by an Affiliated Employer, he shall be treated as a new hire and none of his service with Mirant shall be considered as Accredited Service under
Article V.

                              ARTICLE V - BENEFITS

         5.1      SERP Benefit.

         (a) Subject to the terms of the Pension Plan, a Participant shall be entitled to a monthly SERP Benefit equal to:

                  (1) the greater of (A) or (B) below, if applicable:

                           (A) 1.70% of the Participant's Average Monthly
                  Earnings multiplied by his years (and fraction of a year) of Accredited Service to his Retirement Date, death or other termination of service, including a Social Security Offset. However, if applicable under the Pension Plan, 1.70% shall be changed to 1.0% and no Social Security Offset shall apply.

                           (B) 1.25% of the Participant's Average Monthly
                  Earnings multiplied by his years (and fraction of a year) of Accredited Service to his Retirement Date, death or other termination of service. However, this paragraph (B) shall only apply to Participants who are subject to the 1.70% formula above;

                           less

                  (2) such Participant's Retirement Income that is payable under the Pension Plan; less

                  (3) such Participant's Supplemental Pension Benefit.

                           The benefit determined in subsection (1) above shall be adjusted, if necessary, under the terms of the Pension Plan for commencement prior to the Participant's Normal Retirement Date. This adjustment shall be made before the amounts described in subsections (2) and (3) are subtracted from such benefit.

                  (b) For purposes of Section 5.1(a)(1), the Participant's Average Monthly Earnings shall be calculated based on the Participant's Earnings that are considered under the Pension Plan in calculating his Retirement Income, but without regard to the limitation of Section 401(a)(17) of the Code, and including the following additional amounts:

                           (1) any portion of such Participant's base pay that he may have elected to defer under The Southern Company Deferred Compensation Plan, but excluding Incentive Pay he deferred under such plan; and

                           (2) any Incentive Pay as of the applicable Plan Year in excess of 15% of the Participant's corresponding base pay for the applicable Plan Year determined under this Section 5.1(b).

In addition, to determine the Plan Years which produce the highest monthly average to calculate Average Monthly Earnings under the Plan, a Participant's Earnings should include those additional amounts provided for in Section 5.1(b).

                  (c) For purposes of Section 5.1(a)(1), the Participant's years of Accredited Service shall include any deemed Accredited Service provided under the terms of any agreement concerning supplemental pension payments between the Participant and an Affiliated Employer.

                  (d) To the extent that a Participant's Retirement Income under the Pension Plan is recalculated as a result of an amendment to the Pension Plan, the Participant's SERP Benefit shall also be recalculated in order to properly reflect such adjustment under the Pension Plan in determining payments of the Participant's SERP Benefit made on or after the effective date of such Pension Plan recalculation.

                  (e) To the extent that a Participant's Supplemental Pension Benefit is recalculated as a result of an amendment to the Pension Plan, the Participant's SERP Benefit shall also be recalculated in order to properly reflect such Supplemental Pension Benefit recalculation in determining payments of the Participant's SERP Benefit on or after the effective date of such Supplemental Pension Benefit recalculation.

         5.2      Distribution of Benefits.
                  ------------------------

                  (a) The SERP Benefit, as determined in accordance with Section 5.1, shall be payable in monthly increments on the first day of the month concurrently with the Participant's Retirement Income under the Pension Plan. The form in which the SERP Benefit is paid will be the same as elected by the Participant under the Pension Plan except that the amount of the monthly benefit will be modified at the appropriate time based on the commencement of payments as follows. Payments shall be adjusted to include three components:

                           (1) The amount necessary to pay the tax due under the Federal Insurance Contributions Act with respect to the accrued SERP Benefit determined upon retirement (or such other appropriate "resolution date" as defined under Treasury Regulation Section 31.3121(v)-2) calculated in accordance with
                                    Section 5.1;

                           (2) The amount estimated to pay the federal and state income tax withholding liability due on the amount paid under paragraph (1) above; and

                           (3) An adjusted monthly benefit determined on an actuarially equivalent basis in accordance with the terms of the Pension Plan which takes into account the amounts paid under paragraph (1) and (2) above and taking into account the form of benefit elected by the Participant under the Pension Plan.

Upon adjustment, the remaining monthly payments shall equal the amount described in paragraph (3) above. The Beneficiary of a Participant's Pension Benefit shall be the same as the Provisional Payee, if any, of the Participant's Retirement Income under the Pension Plan.

         5.3 Allocation of SERP Benefit Liability. In the event that a Participant eligible to receive a SERP Benefit has been employed at more than one Affiliated Employer, the SERP Benefit liability shall be apportioned so that each such Affiliated Employer is obligated in accordance with Section 5.4 to cover the percentage of the total SERP Benefit as determined below. Each Affiliated Employer's share of the SERP Benefit liability shall be calculated by multiplying the SERP Benefit by a fraction where the numerator of such fraction is the base rate of pay, as defined by the Administrative Committee, received by the Participant at the respective Affiliated Employer on his date of termination of employment or transfer, as applicable, multiplied by the Accredited Service earned by the Participant at the respective Affiliated Employer and where the denominator of such fraction is the sum of all numerators calculated for each respective Affiliated Employer by which the Participant has been employed. In the event that a Participant receives additional Accredited Service in accordance with Section 5.1(c), for purposes of determining liability under this
Section 5.3, such Accredited Service shall be allocated to each Affiliated Employer which has contracted with the Participant in accordance with such contract and this allocation will be utilized to adjust the appropriate components of the fraction in the preceding sentence in determining each Affiliated Employer's share of the SERP Benefit liability.

         Notwithstanding the preceding paragraph, the SERP Benefit liability attributable to any Participant employed on April 2, 2001 by Mirant or any affiliate thereof shall not be paid from this Plan, but rather shall be a liability of Mirant in accordance with the Employee Matters Agreement entered into by and between Mirant and Southern Company. However, the portion of any SERP Benefit payable to a Participant employed by an Affiliated Employer on April 2, 2001 which is attributable to service with Mirant prior to April 2, 2001 (as determined using the fraction described above) shall be a liability of Southern Company.

         5.4 Funding of Benefits. Except as expressly limited under the terms of the Trust, the Company shall not reserve or otherwise set aside funds for the payment of its obligations under the Plan. In any event, such obligations shall be paid or deemed to be paid solely from the general assets of the Company. Participants shall only have the status of a general, unsecured creditor of the Company. When a Participant becomes entitled to payment of a SERP Benefit, the Company may, in its sole discretion, elect to purchase an annuity from a reputable third party annuity provider to secure payment of all or any portion of the Participant's SERP Benefit, pursuant to a uniform annuitization program adopted by the Administrative Committee.

         5.5 Withholding. There shall be deducted from the payment of any SERP Benefit due under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the Participant or Beneficiary entitled to such payment.

         5.6 Recourse Against Deferred Compensation Trust. In the event a Participant who is employed on or after January 1, 1999 with an "Employing Company" (as defined in the Change in Control Benefit Plan Determination Policy) disputes the calculation of his SERP Benefit, the Participant has recourse against the Company, the Employing Company by which the Participant is employed, if different, the Plan, and the Trust for payment of benefits to the extent the Trust so provides.

         5.7 Change in Control. The provisions of the Change in Control Benefit Plan Determination Policy are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or an Employing Company, the benefits to be provided hereunder and the funding of the Trust in the event of such a change in control. Any modifications to the Change in Control Benefit Plan Determination Policy are likewise incorporated herein.

                           ARTICLE VI - MISCELLANEOUS

         6.1 Assignment. Neither the Participant, his Beneficiary nor his legal representative shall have any rights to sell, assign, transfer or otherwise convey the right to receive the payment of any SERP Benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.

         6.2 Amendment and Termination. Except for the provisions of Section 5.7 hereof, which may not be amended following a "Southern Change in Control" or "Subsidiary Change in Control" (as defined in the Change in Control Benefit Plan Determination Policy), the Plan may be amended or terminated at any time by the Board of Directors, provided that no amendment or termination shall cause a forfeiture or reduction in any benefits accrued as of the date of such amendment or termination.

         6.3 No Guarantee of Employment. Participation hereunder shall not be construed as creating any contract of employment between an Affiliated Employer and a Participant, nor shall it limit the right of an Affiliated Employer to suspend, terminate, alter or modify, whether or not for cause, the employment relationship between the Affiliated Employer and a Participant.

         6.4 Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.

          IN WITNESS WHEREOF, the amended and restated Plan has been executed by duly authorized officers of Southern Company Services, Inc. pursuant to resolutions of the Board of Directors of Southern Company Services, Inc. this
     day of         , 2001.


                                         SOUTHERN COMPANY SERVICES, INC.

                                         By:_____________________________
                                         By:_____________________________

                                         Its:____________________________

Attest:


By:      ______________________________

Its:     ______________________________



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                                   APPENDIX A

                        THE SOUTHERN COMPANY SUPPLEMENTAL

                            EXECUTIVE RETIREMENT PLAN

                     AFFILIATED EMPLOYERS AS OF MAY 1, 2000

         Alabama Power Company
         Georgia Power Company
         Gulf Power Company
         Mississippi Power Company

         Savannah Electric and Power Company
         Southern Communications Services, Inc.
         Southern Company Energy Solutions, Inc.
         Southern Company Services, Inc.
         Southern Energy Resources, Inc. (through April 1, 2001)
         Southern Nuclear Operating Company, Inc.